                                                                    EXHIBIT 10.4
                           STOCK PURCHASE AGREEMENT


                                 By and Among


                         MEBCOM COMMUNICATIONS, INC.,


                               ITS STOCKHOLDERS


                                      And


                     MADISON RIVER TELEPHONE COMPANY, LLC



                               September 12, 1997

                           STOCK PURCHASE AGREEMENT
                           ------------------------

     This STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into as of
                                     ---------
September 12, 1997, by and among MebCom Communications, Inc., a North Carolina corporation (the "Company"), the stockholders of the Company ("Sellers") and
                  -------                                      -------
Madison River Telephone Company, a Delaware limited liability company ("Buyer").
                                                                        -----

     WHEREAS, the Company has a capitalization consisting of 60,000 authorized shares of Class A Common Stock, $1.00 par value per share (the "Class A Common
                                                                --------------
Stock"), of which 480 shares (the "Class A Shares") are issued and outstanding;
-----                              ------- ---------
110,000 shares of Class B Common Stock, $1.00 par value per share (the "Class B
                                                                        -------
Common Stock"), of which 1,920 shares are issued and outstanding (the "Class B
------------                                                           -------
Shares"); and 30,000 shares of 8% Non-voting, Non-cumulative Class B Preferred
------
Stock, $100.00 par value per share the "Preferred Stock"), of which 989.69
                                        ---------------
shares are issued and outstanding (the "Preferred Shares") all of which Class A
                                        ----------------
Shares, Class B Shares and Preferred Shares (collectively, the "Shares") are
                                                                ------
owned by Sellers in the respective amounts set forth opposite each Seller's name on Exhibit A hereto; and

     WHEREAS, Sellers desire to sell the Shares to Buyer, and Buyer desires to purchase the Shares from Sellers.

     NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained in this Agreement, Sellers and Buyer agree as follows:

                                   ARTICLE I
                          PURCHASE AND SALE OF STOCK

     1.1  Transfer of Stock.  On the Closing Date (as defined below) and subject
          -----------------
to the terms and conditions set forth in this Agreement, Sellers will sell, assign, transfer and deliver to Buyer the Shares, in each case free and clear of all options, pledges, security interests, liens, charges or other encumbrances or restrictions on transfer ("Encumbrances") of any kind whatsoever, other than
                              ------------
the restrictions imposed by federal and state securities laws.

     1.2  Consideration.  On the Closing Date and subject to the terms and
          -------------
conditions set forth in this Agreement, in reliance on the representations, warranties, covenants and agreements of the parties contained herein and in consideration of the sale, assignment, transfer and delivery of the Shares, Buyer will pay to Sellers $23,340.000 in the aggregate (the "Purchase Price") by
                                                             --------------
wire transfer of immediately available funds to an account or accounts designated by Sellers; provided however, that, subject to Section 5. 12 hereof,
                       ----------------
in the event that on the Closing Date the Company shall hold less than $2,600,000 in cash and cash equivalents, Buyer shall have the option to pay a portion of the Purchase Price, equal to the difference between $2,600,000 and the amount of cash and cash equivalents held by the Company on the Closing Date, with a term note issued by the Company to the order of Mr. William R. Hupman, Jr. (the "Note"), which Note shall bear no interest and the principal amount of
          ----
which shall be payable on the date which is seventy (70) days after the Closing Date The specific amounts to be paid to each Seller on account of each Seller's Class A Shares, Class B Shares and Preferred Shares are enumerated on Exhibit A hereto, provided, however, that in the event that a portion of the Purchase
        --------  -------
Price is paid
with the Note, the amount payable to each Seller other than Mr. William R. Hupman, Jr. shall be payable only in immediately available funds and the amount payable to Mr. William R. Hupman, Jr. shall be payable: first, with the Note and second, in immediately available funds.

     1.3  Post-Closing Adjustment Based on Certain Assets and Liabilities.
          ---------------------------------------------------------------
Buyer shall, prepare and present not later than twenty (20) business days after the Closing (as defined below) a special purpose statement (the "Special
                                                                 -------
Purchase Statement") which shall set forth Buyer's true and correct
------------------
determination of the Net Asset Value (as defined below) as of the Closing Date. The Purchase Price shall be adjusted as provided below to the extent that the Net Asset Value as reflected in the Special Purpose Statement differs from the Net Asset Value as reflected on the May 31, 1997 adjusted consolidated balance sheet of the Company (the "May 31 1997 Adjusted Balance Sheet") attached hereto
                           ----------------------------------
as Section 1.3 of the Disclosure Schedule relating to this Agreement (the "Disclosure Schedule").
 -------------------

     The Special Purpose Statement shall be certified by the Company as being prepared on a basis consistent with that of the 1996 Audited Financial Statements (as hereinafter defined), except for the adjustments identified in the May 31, 1997 Adjusted Balance Sheet. In the event that Sellers shall make a preliminary determination that the Special Purpose Statement has not been prepared in accordance with the previous sentence such that an adjustment to the Purchase Price is required to be made pursuant to the next to the last paragraph of this Section 1.3, Sellers shall have ten business days after receipt of such statement to notify Buyer in writing thereof. The parties shall then have fifteen (15) business days to resolve the matter. If the matter cannot be resolved in this manner during the 15 business day period, the parties shall submit the matter to the North Carolina office (if possible) of a nationally recognized certified public accounting firm mutually agreed upon by the parties hereto (the "Auditor"). The Auditor shall have fifteen (15) business days to
             -------
audit the Special Purpose Statement. The audit will be performed using generally accepted auditing standards and will address whether the information contained in the Special Purpose Statement presents fairly, in all material respects, the Net Asset Value as of the Closing Date in accordance with generally accepted accounting principles on a basis consistent with the 1996 Audited Financial Statements, except for the adjustments identified in the May 31, 1997 Adjusted Balance Sheet. The costs of retaining the Auditor, including their reasonable out-of-pocket expenses (collectively, the "Accounting Costs"), in connection
                                           ----------------
with the procedures set forth in this Section 1.3 shall be shared equally by Sellers, on the one hand, and Buyer, on the other.

     In accordance with the procedures set forth above, within fifteen (15) business days of the final determination of the amounts to be reflected on the Special Purpose Statement, the Purchase Price shall be (i) increased and prompt payment made on a dollar for dollar basis by Buyer to Sellers on a pro rata basis determined with reference to the number of Class A Shares and/or Class B Shares set forth opposite the name of each of the Sellers on Exhibit A hereto (a "Pro Rata Basis") to the extent the Net Asset Value as set forth on the May 31,
 --------------
1997 Adjusted Balance Sheet is less than the Net Asset Value as set forth on the Special Purpose Statement, or, as the case may be, (ii) decreased and prompt payment made on a dollar for dollar basis by Sellers on a Pro Rata Basis to Buyer to the extent the Net Asset Value as set forth on the May 31, 1997 Adjusted Balance Sheet is greater than the Net Asset Value as set forth on the Special

Purpose Statement; provided, however, that such adjustment shall be made only if
                   --------  -------
such difference exceeds $50,000.

     For purposes of this Section 1.3, "Net Asset Value" as of any date shall
                                        ---------------
mean the amount determined by subtracting the aggregate amount of liabilities of the Company on a consolidated basis from the aggregate amount of assets of the Company on a consolidated basis, in each case taking into account the adjustments of the same character and nature identified in the May 31, 1997 Adjusted Balance Sheet, in each case as such liabilities and assets arc reflected in the May 31, 1997 Adjusted Balance Sheet or the Special Purpose Statement, as the case may be.

     1.4  The Closing.  The closing (the "Closing") of the transactions
          -----------                     -------
contemplated in this Agreement shall take place at the offices of Wilson & Waller, P.A., Attorneys for Sellers, 4600 Marriott Drive, Suite 400, Raleigh, North Carolina 27612 on the later of the last day of the calendar month in which the second business day following the satisfaction or waiver of all of the conditions set forth in Article IV and Article V (with the exception of paragraph 5. 11) hereof falls or January 2, 1998 (the "Closing Date"), or at
                                                       ------------
such other place and time as may be agreed upon by Sellers and Buyer. In the event that the Closing Date is January 2, 1998, the pre-closing shall be held on December 30, 1997 at the offices of Wilson & Waller, P.A. specified above, or at such other time or other place as may be agreed upon by Sellers and Buyer.

          (a)  Deliveries of Sellers. At or prior to the Closing, Seller shall
               ---------------------
deliver or cause to be delivered to Buyer the following:

               (i) certificates evidencing the Shares, which certificates shall be properly endorsed for transfer or accompanied by duly executed stock powers, in either case executed in blank or in favor of Buyer or its nominee as Buyer may have directed prior to the Closing Date, and otherwise in a form acceptable for transfer on the books of the Company; and

               (ii) all other previously undelivered documents required to be delivered by Sellers or the Company to Buyer at or prior to the Closing Date in connection with the transactions contemplated hereby.

          (b)  Deliveries by Buyer. At or prior to the Closing, Buyer shall
               -------------------
deliver or cause to be delivered to Sellers the following:

               (i) the Purchase Price by wire transfer of immediately available funds to an account or accounts designated by Sellers;

               (ii) An amount calculated to the Closing Date in accordance with the Employment Agreement as attached in Section 1.4 of the Disclosure Schedule (the "Employment Agreement") estimated to be $1,021,000, less amounts withheld
      --------------------
by the Company in accordance with Section 4.1 of such Employment Agreement in order to comply with all federal, state and local tax laws, by wire transfer of immediately available funds of the Company to an account designated by Mr. H. McClure Hupman in full satisfaction of the obligations of Mebtel, Inc., a wholly owned subsidiary of the Company, to Mr. H. McClure Hupman excluding continuing obligations provided other employees separated from service from the Company (e.g., COBRA);

               (iii) $369,000 by wire transfer of immediately available funds to accounts designated by Mr. Samuel Hupman in full satisfaction of the obligations of the Company to Mr. Samuel Hupman and

               (iv) all other previously undelivered documents required to be delivered by Buyer to Sellers at or prior to the Closing Date in connection with the transactions contemplated hereby.

     1.5  Life Insurance Policies.  Within ten (10) days after Closing, W.
          -----------------------
Robert Hupman, Jr. and H. McClure Hupman shall have the option to purchase from
                                  -------
the Company the split dollar life insurance policies on their respective lives, which are set forth on Section 1.5 of the Disclosure Schedule, at a cost equal to the then current cash values. The Buyer agrees to provide Company cooperation as reasonably requested to effectuate the purchase should either insured exercise this option.

                                  ARTICLE II

                     REPRESENTATIONS AND WARRANTIES OF THE
                              COMPANY AND SELLERS

     The Company and Sellers, jointly and severally, represent and warrant to Buyer as follows:

     2.1  Corporate Organization.  The Company is duly organized, validly
          ----------------------
existing and in good standing under the laws of the State of North Carolina and has full corporate power and authority to own and operate its properties and assets and to carry on its business as it is now being conducted. The Company is duly qualified or licensed to do business as a foreign corporation in good standing in the jurisdictions in which the ownership of property or the conduct of its business requires such qualification, except jurisdictions 'in which the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the business, operations, prospects, assets, liabilities or financial condition of the Company and its Subsidiaries (as defined below), taken as a whole, or on the ability to consummate the transactions contemplated hereby (hereinafter referred to as a "Material Adverse
                                                                ----------------
Effect"). Sellers have previously delivered to Buyer complete and correct copies
------
of the charter and all amendments thereto to the date hereof and the bylaws as presently in effect of each of the Company and its Subsidiaries. Section 2.1 of the Disclosure Schedule sets forth a list of each of the Company's subsidiaries (the "Subsidiaries"). Each Subsidiary is a corporation duly organized. validly
      ------------
existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to own and operate its properties and assets and to carry on its business as it is now being conducted. Except as set forth in Section 2.1 of the Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock or other equity securities of any corporation or have any direct or indirect equity or ownership interest in any partnership, joint venture or other business.

     2.2  Capital Stock.  The authorized capital stock of the Company consists
          -------------
of 60,000 shares of Class A Common Stock, of which only the Class A Shares are issued and outstanding;

110,000 shares of Class B Common Stock, of which only the Class B Shares are issued and outstanding; and 30,000 shares of Preferred Stock, of which only the Preferred Shares are issued and outstanding. As of the Closing there will be no, and, except as set forth in Section 2.3 of the Disclosure Schedule, there are as of the date hereof no, subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, sale or transfer by Sellers, the Company or any of its Subsidiaries of any shares of such capital stock, including any rights of conversion or exchange under any outstanding securities or other instruments. All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. As of the Closing there will be no, and, except as set forth in Section
2.3 of the Disclosure Schedule, there are as of the date hereof no, accrued and unpaid dividends or other amounts due and owing with respect to the Preferred Shares. All of the issued and outstanding shares of each Subsidiary are owned by the Company, free and clear of all Encumbrances of any kind whatsoever, other than the restrictions imposed by the federal and state securities laws, and all such shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights.

     2.3  Ownership of Stock.  The Shares are owned by Sellers (as more
          ------------------
specifically set forth in Exhibit A hereto) and, as of the Closing, the Shares shall be free and clear of all Encumbrances of any kind whatsoever, other than the restrictions imposed by federal and state securities laws. Except as set forth in Section 2.3 of the Disclosure Schedule. the Shares are, as of the date hereof, free and clear of all Encumbrances of any kind whatsoever, other than the restrictions imposed by federal and state securities laws. Upon the consummation of the transactions contemplated hereby, Buyer will acquire title to the Shares, free and clear of all Encumbrances of any kind whatsoever except any encumbrances relating to then existing Company debt if assumed by Buyer, other than the restrictions imposed by federal and state securities laws.

     2.4  Authorization, Etc.  Each Seller has full power, authority and
          ------------------
capacity, and the Company has full corporate power and authority, to execute and deliver this Agreement and to carry out the transactions contemplated hereby. The Board of Directors of the Company has duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other corporate proceedings on the part of Sellers or the Company are necessary to approve and authorize the execution and delivery of this Agreement by Sellers and the Company and, except as set forth in Section 2.4 of the Disclosure Schedule, the consummation by Sellers and the Company of the transactions contemplated hereby. This Agreement constitutes a valid and binding agreement of each of Sellers and of the Company enforceable against Sellers and the Company in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, creditor arrangement, moratorium, fraudulent conveyance, or other similar state or federal debtor relief laws now or hereafter in effect relating to creditors' rights or the collection of debtor's obligations generally and (ii) general principles of equity (including the possible unavailability of specific performance or injunctive relief) regardless of whether enforceability is considered in a proceeding in equity or at law.

     2.5  Financial Statements.  The audited consolidated financial statements
          --------------------
of the Company for the year ended December 31, 1996 (the "1996 Audited Financial
                                                          ----------------------
Statements") and the unaudited consolidated financial statements of the Company
----------
for the five months ended May 31, 1997 (the "May 31, 1997 Internal Financial
                                             -------------------------------
Statements") are set forth in Section 2.5 of the Disclosure Schedule. The 1996
----------
Audited Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied. The 1996 Audited Financial Statements and the May 31, 1997 Internal Financial Statements fairly present the financial condition of the Company and the consolidated results of operations of the Company for the periods indicated, except as set forth in the notes thereto. To the best of Sellers' knowledge after reasonable and prudent investigation, except as disclosed in the Financial Statements or Section 2.5 of the Disclosure Schedule, neither the Company nor any of its Subsidiaries has any liabilities or obligations, whether accrued, absolute, contingent or otherwise, which (i) would be required to be disclosed on a financial statement prepared in conformity with generally accepted accounting principles or (ii) are material to the consolidated business or operations of the Company and its Subsidiaries (the "Business"), except for obligations incurred or paid in connection with
 --------
 transactions since May 31, 1997 by the Company and its Subsidiaries in the ordinary course of business consistent with past practice.

     2.6  No Approvals or Conflicts.  Except as set forth in Section 2.6 of the
          -------------------------
Disclosure Schedule, neither the execution and delivery by Sellers and the Company of this Agreement nor the consummation by Sellers and the Company of the transactions contemplated hereby will violate, conflict with or result in a breach of any provision of the charter or bylaws of any of the Company and its Subsidiaries. To the best of Sellers' knowledge after reasonable and prudent investigation, except as set forth in Section 2.6 of the Disclosure Schedule, neither the execution and delivery by Sellers and the Company of this Agreement nor the consummation by Sellers and the Company of the transactions contemplated hereby will (i) conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or cancellation of, or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties of any of the Company and its Subsidiaries or upon any Seller's interest in the Shares under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which any Seller or any of the Company and its Subsidiaries or any of their respective properties may be bound or affected, (ii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to any Seller or any of the Company and its Subsidiaries or any of their respective properties, or
(iii) except for approvals of the Federal Communications Commission (the "FCC") and the North Carolina Utilities Commission (the "NCUC") require any consent,
                                                  ----
approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement by any Seller or the Company or to enable the Company and its Subsidiaries to continue fully to conduct the Business after the Closing Date in a manner which is in all material respects consistent with that in which it is presently conducted, which, in the case of clauses (i), (ii) and (iii) above, would, individually or in the aggregate, be reasonably likely to have a Material Adverse Effect.

     2.7  Compliance with Law; Governmental Authorizations.  To the best of
          ------------------------------------------------
Sellers' knowledge after reasonable and prudent investigation, neither the Company nor any of its Subsidiaries is in violation in any material respect of any applicable law, statute, order, rule or regulation (including those relating to the protection of the environment) promulgated or judgment entered by any federal, state, local or United States court or governmental authority relating to or affecting the operation, conduct or ownership of any property or business of any of the Company and its Subsidiaries. Except as set forth in Section 2.7 of the Disclosure Schedule, the licenses, permits and other governmental authorizations held by the Company and its Subsidiaries are valid and sufficient for the conduct of the Business as currently conducted.

     2.8  Litigation.  To the best of Sellers' knowledge after reasonable and
          ----------
prudent investigation, except as otherwise set forth in Section 2.8 of the Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Sellers and the Company, threatened against the Company or any of its Subsidiaries before any court or governmental or regulatory authority or body which, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect. Neither the Company, its Subsidiaries nor any of their respective properties is subject to any order, judgment, injunction or decree which, individually or in the aggregate, would be likely to have a Material Adverse Effect.

     2.9  Changes.  Since May 31, 1997 except as otherwise disclosed in Section
          -------
2.9 of the Disclosure Schedule:

          (a) the Business has been conducted only in the ordinary course and consistent with past practice in all material respects;

          (b) neither the Company nor its Subsidiaries has suffered any Material Adverse Effect; and

          (c) the Company has not taken any action which would require the consent of Buyer under Section 6. l(b) had such action been taken by the Company after the date hereof.

     2.10 Taxes.  (a) The Company, or an affiliate or other representative of
          -----
the Company on its behalf, has (i) duly filed with the appropriate Federal, state, local and foreign taxing authorities all material Tax Returns (as defined below) required to be filed by or with respect to the Company and its Subsidiaries, and (ii) paid or made provision for in the May 31, 1997 Internal Financial Statements all material Taxes (as defined below) due and required to be paid by the Company and its Subsidiaries regardless of whether shown as being owed on such required Tax Returns. Except as set forth in Section 2.10 of the Disclosure Schedule, as of the date of this Agreement, (i) neither Sellers, the Company nor any affiliate or, to the Company's knowledge, other representative of the Company has received any written notice of deficiency or assessment from any Federal, state, local or foreign taxing authority with respect to liabilities for material Taxes of the Company or any Subsidiary or any member of the consolidated, combined or unitary group, of which the Company or any Subsidiary is or was at any time a member (a "Tax Group") which have not been
                                              ---------
paid or finally settled and any such deficiency or assessment disclosed in
Section 2.10 of the Disclosure Schedule is being contested in good faith through appropriate proceedings; (ii) no audit of any Tax Return concerning the Company or any member of a Tax Group is pending, being conducted, or, to the knowledge of the Company and the Sellers, threatened to be instituted by a Tax authority; (iii) no extension of the statute of limitations on the assessment of any Taxes has been granted to the Company or any member of a Tax Group and is currently in effect; (iv) no consent under Section 341(f) of the Internal Revenue Code of 1986, as amended (the "Code"), has been filed with respect to the Company or any
                       ----
member of a Tax Group; (v) neither the Company nor any Subsidiary is a party to any agreement or arrangement that would result, separately or in the aggregate, in the actual or deemed payment by the Company of any "excess parachute payments" within the meaning of Section 280G of the Code; (vi) neither the Company nor any Subsidiary has been at any time a member of any partnership or joint venture or the holder of a beneficial interest in any trust for any period for which the statute of limitations for any Tax has not expired; (vii) neither the Company nor any Subsidiary has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code; (viii) neither the Company nor any Subsidiary is doing business in or engaged in a trade or business in any jurisdiction in which it has not filed all required income or franchise Tax Returns; (ix) all Taxes required to be withheld, collected or deposited by or with respect to the Company and each Subsidiary have been timely withheld, collected or deposited, as the case may be, and, to the extent required, have been paid to the relevant taxing authority; (x) no power of attorney that is currently in force has been granted with respect to any matter relating to Taxes that could materially affect the Tax liability of the Company or any Subsidiary; (xi) neither the Company nor any Subsidiary is a party to any written or unwritten tax sharing agreement or indemnity agreement or agreement executed or agreed to on or prior to the date of this Agreement;
(xii) Section 2. 10 of the Disclosure Schedule sets forth, to Sellers' and the Company's best knowledge as of the date of this Agreement, the actual and estimated tax bases of the Company's inventory and property, plant and equipment as of December 31, 1996 and the date of this Agreement; and (xiii) the Company has no liability for the Taxes of any person other than the Company and the Subsidiaries under Treasury regulation section 1. 1502-6 (or any similar provision of state, local or foreign law).

          (b)   For purposes of this Agreement, "Taxes" shall mean all taxes,
                                                 -----
charges, fees, levies, penalties or other assessments imposed by any United States Federal, state, local or foreign taxing authority, including, but not limited to, income, gross receipts, service, leasing, occupation, excise, property, sales and use, transfer, gains, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

          (c)   For purposes of this Agreement, "Tax Return" shall mean any
                                                 ----------
return, amended return, report, information return or other document (including any related or supporting information) filed or required to be filed with any taxing authority with respect to Taxes.

     2.11 Employee Benefits.  (a) Section 2.11 of the Disclosure Schedule sets
          -----------------
forth a true and complete list of each employee benefit or compensation plan, program and contract, including, but not limited to, any employee benefit plan within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"),and any multiemployer plan within the meaning
                          -----
of Section 3(37) of ERISA, to which the Company or its subsidiary is a party, under which any employee or former employee of the Company or its subsidiary has any present or future right to benefits, with respect to which the Company or its subsidiary could incur liability under ERISA or the Code that is maintained for employees or former employees of the Company or its subsidiary and to which the Company or any trade or business, whether or not incorporated, that together with the Company would be deemed a "single employer" within the meaning of Section 4001(b) of ERISA (an "ERISA Affiliate"), is obligated to
                                         ---------------
contribute (the "Plans"). Each Plan has been maintained in substantial
                 -----
compliance with all applicable laws and has been operated in all material respects in compliance with its terms. Except as set forth in Section 2.11 of the Disclosure Schedule, (i) no Plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code, and (ii) no proceedings have been instituted to amend or terminate any Plan that is subject to Title IV of ERISA. Any Plan intended to be "qualified" (within the meaning of Section 401(a) of the Code) either (x) has received a favorable Determination Letter from the Internal Revenue Service and, to the knowledge of Sellers and the Company, no event has occurred nor condition exists which could reasonably be expected to result in the revocation of such Determination Letter, or (y) is the subject of an application for such a Determination Letter.

          (b) No event has occurred which would subject the Company to liability under the terms of any Plan (including solely for this purpose, any Plan maintained by any ERISA Affiliate of the Company) under ERISA, the Code or any other applicable law which, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

     2.12 Labor Relations.  Except as set forth in Section 2.12 of the
          ---------------
Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any collective bargaining agreement, labor contract or letter of understanding with a union or labor organization applicable to employees of the Company or any of its Subsidiaries nor are any of their employees represented by any other union or labor organization. Except as set forth in Section 2.12 of the Disclosure Schedule, (i) the Company is in material compliance with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours, (ii) the Company is not engaged in any unfair labor practice which, individually or in the aggregate, has had or is reasonably expected to have a Material Adverse Effect, and (iii) there is no labor strike, material slowdown or stoppage or material labor dispute actually pending or, to the knowledge of the Company, threatened against the Company.

     2.13 Contracts and Leases.  Section 2.13 of the Disclosure Schedule
          --------------------
identifies each of the material contracts, leases, agreements and understandings to which any of the Company and its Subsidiaries is a party or by which any of their respective assets or operations may be bound (except for any tariff or terms and conditions pursuant to which any of the Company and its Subsidiaries provides telephone service to a customer) (a "Material Contract"). Except as
                                              -----------------
otherwise disclosed in Section 2.13 of the Disclosure Schedule, each Material Contract is in full force and effect, except where the failure to be in full force and effect would not have a Material Adverse Effect. There are no existing defaults by any of the Company and its Subsidiaries under any Material Contract, which defaults would, individually or in the aggregate, result in a Material Adverse Effect. As of the date hereof, the Employment Agreement is, and as of the Closing will be, in full force and effect and there are, as of the date hereof, and will be, as of the Closing, no existing defaults by any of the Company and its Subsidiaries thereunder.

     2.14 Environmental Matters.  To the best knowledge of Sellers and the
          ---------------------
Company after reasonable and prudent investigation, except as set forth in
Section 2.14 of the Disclosure Schedule, none of the Sellers, the Company nor any of its Subsidiaries has received any written notice alleging the violation of any applicable federal, state and local laws and regulations related to the protection of the environment ("Environmental Laws"), and (i) each of the
                                ------------------
Company and its Subsidiaries is in compliance in all material respects with all Environmental Laws; (ii) each of the Company and its Subsidiaries has obtained and complies in all material respects with all required governmental environmental permits with respect to the Business as currently conducted; (iii) no storage, treatment or disposal of hazardous waste, substance or material on the real estate owned, leased or managed by any of the Company and its Subsidiaries has been made except in compliance with applicable Environmental Laws, and (iv) each of the Company and its Subsidiaries has lawfully disposed of its hazardous waste products with respect to the operations of the Business. All underground storage tanks located on the real estate owned by any of the Company and its Subsidiaries have been duly registered with the appropriate governmental authorities, to the extent required by law.

     2.15 Title to Assets and Leases.  (a) On May 31, 1997, either the Company
          --------------------------
or a Subsidiary had and, except with respect to assets disposed of in the ordinary course of business since May 31, 1997, now has, good and marketable title to all real property and all other properties and assets reflected on the May 31, 1997 Internal Financial Statements or which would have been reflected thereon had they not been fully depreciated, free and clear of all Encumbrances except for (i) Encumbrances which secure indebtedness or obligations which are properly reflected on the May 31, 1997 Internal Financial Statements; (ii) liens for Taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially interfere with the present use of any of its properties and assets; and (v) leases, if any, to third parties which, if material, are set forth on Section 2.15 of the Disclosure Schedule. Either the Company or a Subsidiary owns, or has valid leasehold interests in, all material properties and assets used in the conduct of the Business.

          (b) Neither the Company nor any of its Subsidiaries has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets, or to sell or otherwise dispose of any of its assets, except in the ordinary course of business.

     2.16 Number of Access Lines.  As of June 30, 1997, the Company and its
          ----------------------
Subsidiaries provide local exchange telephone service to not less than 8720 access lines.

     2.17 Intellectual Property.  (a) Except as set forth on Section 2.17 of the
          ---------------------
Disclosure Schedule, the Company and its Subsidiaries own no patents, trademarks, tradenames or other intellectual property and has not filed any applications or registrations therefor.

          (b) To the best knowledge of Sellers and the Company after reasonable and prudent investigation, neither the Company nor any of its Subsidiaries is, in any material respect, infringing or violating any patents, trademarks, service marks, trade names, copyrights, royalty rights, design rights, or applications or registrations therefor, foreign or domestic, of any person or entity.

     2.18 Insurance.  (a) Set forth on Section 2.18 of the Disclosure Schedule
          ---------
is a list of all material policies and binders of insurance held by or on behalf of the Company and/or its Subsidiaries or relating to their respective businesses and properties (specifying the amount of the coverage, the type of the coverage and any pending claims thereunder). Each of these policies and binders is valid and enforceable in accordance with its terms and is outstanding and duly in force.

          (b) Neither the Company nor any of its Subsidiaries is in material default with respect to any provision contained in any such policy or binder, nor has there been any failure to give notice or to present any claim relating to the Company or any of its Subsidiaries under any such policy or binder in a timely fashion or in the manner or detail required by the policy or binder. There are no outstanding unpaid premiums (except premiums not yet due and payable), and no notice of cancellation or nonrenewal with respect to, or disallowance of any claim under, any such policy or binder has been received by the Company or any of its Subsidiaries.

     2.19 Regulatory Rate Base.  Neither the Company nor any of its Subsidiaries
          --------------------
has any inventory, plant or equipment that has been disallowed from regulatory rate base or excluded from the revenue calculations for any pool (unless due to the deregulation of the service for which such assets are used) in any rate order issued by the NCUC or the FCC or any determination by an administrator of an interstate or intrastate pool, or received notification that the NCUC or the FCC or any pool administrator proposes to exclude any assets from rate base or revenue calculations for the pools.

     2.20 No Brokers' or Other Fees.  No broker, finder or investment banker is
          -------------------------
entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of any Seller, the Company or any affiliate thereof.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer hereby represents and warrants to Sellers as follows:

     3.1  Organization.  Buyer is a limited liability company duly organized,
          ------------
validly existing and in good standing under the laws of the State of Delaware, and authorized to do business in the State of North Carolina.

     3.2  Authorization, Etc.  Buyer has full power and authority to execute and
          ------------------
deliver this Agreement and to carry out the transactions contemplated hereby. The Managers (Members) of Buyer have duly approved and authorized the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and no other proceedings on the part of

Buyer are necessary to approve and authorize the execution and delivery of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby. This Agreement constitutes a valid and binding obligation of Buyer enforceable against Buyer in accordance with its terms, except that the enforcement hereof may be limited by (i) bankruptcy, insolvency, reorganization, creditors arrangement, moratorium, fraudulent conveyance, or other similar state or federal debtor relief laws now or hereafter in effect relating to creditors' rights or the collection of debtor's obligations generally and (ii) general principles of equity (including the possible unavailability of specific performance or injunctive relief) regardless of whether enforceability is considered in a proceeding at law or in equity.

     3.3  No Approvals or Conflicts.  Except as set forth in Section 3.3 of the
          -------------------------
Disclosure Schedule, neither the execution and delivery by Buyer of this Agreement nor the consummation by Buyer of the transactions contemplated hereby will (i) violate, conflict with or result in a breach of any provision of the organizational documents of Buyer, (ii) violate, conflict with or result in a breach of any provision of, or constitute a default under, or result in the termination or in a right of termination or cancellation of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any of Buyer's properties under, any note, bond, mortgage, indenture, deed of trust, license, franchise, permit, lease, contract, agreement or other instrument or commitment or obligation to which Buyer or any of its properties may be bound or affected, (iii) violate any order, writ, injunction, decree, judgment, ruling, law, rule or regulation of any court or governmental authority, domestic or foreign, applicable to Buyer or any of its properties, or (iv) except for approvals of the FCC and the NCUC, require any consent, approval or authorization of, or notice to, or declaration, filing or registration with, any governmental or regulatory authority in connection with the execution, delivery and performance of this Agreement by Buyer, which, in the case of clauses (ii),
(iii) and (iv) above, would, individually or in the aggregate, reasonably likely have a material adverse effect on the business, assets, liabilities, operations or financial condition of Buyer (a "Buyer Material Adverse Effect").
                                    -----------------------------

     3.4  No Distribution.  The Shares will be acquired by Buyer for investment
          ---------------
purposes only and not with a view to the resale or other distribution thereof, and will not be transferred except in a transaction registered or exempt from registration under the Securities Act of 1933, as amended.

     3.5  Litigation.  Except as set forth in Section 3.5 of the Disclosure
          ----------
Schedule, to the best of Buyer's knowledge, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Buyer, threatened against the Buyer or any of its Subsidiaries before any court or governmental or regulatory authority or body which, individually or in the aggregate, is reasonably likely to have a Buyer Material Adverse Effect. Neither Buyer nor any of its respective properties is subject to any order, judgment, injunction or decree which, individually or in the aggregate, would be likely to have a Buyer Material Adverse Effect.

     3.6  Environmental Inspections.  Buyer represents and warrants that Buyer
          -------------------------
has conducted a limited inspection of the real property owned by the Company, and the results thereof have been made available to Company and Sellers. As of the date hereof, Buyer does not have any present intention of conducting additional environmental inspections of the real property owned by the Company.

     3.7  No Brokers' or Other Fees.  No broker, finder or investment banker is
          -------------------------
entitled to any brokerage, finder or other fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of Buyer.

                                  ARTICLE IV

                      CONDITIONS TO SELLERS' OBLIGATIONS

     The obligations of Sellers under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by Sellers.

     4.1  Representations and Warranties.  The representations and warranties
          ------------------------------
made by Buyer in this Agreement that are qualified by materiality shall be true and correct in all respects on the Closing Date as though such representations and warranties were made at such date, except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true in all respects as of such earlier date, and the representations and warranties made by Buyer in this Agreement that are not qualified by materiality shall be true and correct in all material respects as though such representations and warranties were made at such date, except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true in all material respects as of such earlier date, except in either case for changes expressly permitted by the terms of this Agreement.

     4.2  Performance.  Buyer shall have performed and complied in all material
          -----------
respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by Buyer prior to the Closing.

     4.3  Officer's Certificate.  Buyer shall have delivered to Seller a
          ---------------------
certificate, dated the date of the Closing and executed by the Chief Executive or Managing Director of Buyer, certifying to the fulfillment of the conditions specified in Sections 4.1 and 4.2 hereof.

     4.4  Government Approvals.  All approvals of the FCC and the NCUC, and any
          --------------------
other applicable governmental approvals, shall have been received.

     4.5  Injunctions.  On the Closing Date there shall be no injunction, writ,
          -----------
preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein not be consummated as provided herein.

     4.6  Closing Deliveries.  In addition to the Purchase Price, the payments
          ------------------
referred to in clauses (ii) and (iii) of Section 1.4 hereof and any and all other documents required to be delivered by Buyer hereunder, Sellers shall have received from Buyer the following documents:

               (i) a copy of the organizational documents of Buyer certified as of a date within 30 days of the Closing Date by the Secretary of State of the State of Delaware, and further separately certified by the Manager(s) of Buyer as to the absence of any amendments to such documents between the date of certification by the Secretary of State of the State of Delaware and the Closing Date;

          (ii) a certificate from the Secretary of State of the State of Delaware as to the good standing of Buyer in Delaware, and a certificate of the Secretary of State of North Carolina as to the authority of Buyer to do business in North Carolina certified as of a date within ten days of the Closing Date; and

          (iii) a certificate of the Manager(s) of Buyer attaching thereto a true and correct copy of the resolutions of the Board of Directors of Buyer authorizing this Agreement and the consummation of the transactions contemplated hereby.

     4.7  Opinion of Counsel to Buyer.  Skadden, Arps, Slate, Meagher & Flom
          ---------------------------
(Illinois), counsel for Buyer, shall have delivered an opinion dated the Closing Date with respect to this Agreement and the transactions contemplated hereby in substantially the form attached hereto as Exhibit B.

     4.8  Consents.  All Consents referred to in Section 6.3(b) hereof shall
          --------
have been obtained.

                                   ARTICLE V

                       CONDITIONS TO BUYER'S OBLIGATIONS

     The obligations of Buyer under this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions, unless waived in writing by Buyer.

     5.1  Representations and Warranties.  The representations and warranties
          ------------------------------
made by Sellers and the Company in this Agreement that are qualified by materiality shall be true and correct in all respects on (he Closing Date as though such representations and warranties were made at such date, except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true in all respects as of such earlier date, and the representations and warranties made by Sellers and the Company in this Agreement that are not qualified by materiality shall be true and correct in all material respects as though such representations and warranties were made at such date, except to the extent such representations and warranties speak as of an earlier date, in which case they shall be true in all material respects as of such earlier date, except in either case for changes expressly permitted by the terms of this Agreement.

     5.2  Performance.  Sellers and the Company shall have performed and
          -----------
complied in all material respects with all agreements, obligations and conditions required by this Agreement to be so performed or complied with by Sellers and the Company prior to the Closing.

     5.3  Officer's Certificate.  Sellers and the Company shall have delivered
          ---------------------
to Buyer a certificate, dated the date of the Closing and executed by the President of the Company, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 hereof.

     5.4  Government Approvals.  All approvals of the FCC and the NCUC, and any
          --------------------
other applicable governmental approvals, shall have been received.

     5.5  Injunctions.  On the Closing Date there shall be no injunction, writ,
          -----------
preliminary restraining order or other order in effect of any nature issued by a court or governmental agency of competent jurisdiction directing that the transactions provided for herein not be consummated as provided herein.

     5.6  Closing Deliveries.  In addition to the delivery of the Shares and any
          ------------------
and all other documents required to be delivered by the Sellers or the Company hereunder, Buyer shall have received from Sellers or the Company the following documents:

          (i) a copy of the charter of each of the Company and its Subsidiaries, each certified as of a date within 30 days of the Closing Date by the Secretary of State of North Carolina, further, separately certified by its respective corporate secretary as to the absence of any amendments to such charter between the date of such certification and the Closing Date;

          (ii) good standing certificates for each of the Company and its Subsidiaries, each certified as of a date within ten days of the Closing Date by the Secretary of State of North Carolina; and

          (iii) a certificate of the corporate secretary of the Company attaching thereto true and correct copies of the bylaws of each of the Company and its Subsidiaries and the resolutions of the Board of Directors of the Company authorizing this Agreement and the consummation of the transactions contemplated hereby.

     5.7  Consents.  All consents referred to in Section 6.3(b) hereof shall
          --------
have been obtained.

     5.8  Non-Competition Agreements.  William R. Hupman, Jr. shall have entered
          --------------------------
into a non-competition and confidentiality agreement in substantially the form attached hereto as Exhibit C hereto.

     5.9  Opinion of Counsel to Sellers.  Wilson & Waller, P.A., counsel to
          -----------------------------
Sellers, shall have delivered an opinion, dated the Closing Date, with respect to this Agreement and the transactions contemplated hereby in substantially the form attached hereto as Exhibit D. Jerry W. Amos, Amos & Jefferies, LLP, Greensboro, North Carolina shall have delivered an opinion, dated the Closing Date, with respect to regulatory approvals required in connection with this Agreement and the transactions contemplated hereby. Any fees and expenses of Mr. Amos incurred in connection with the delivery of such opinion shall be borne exclusively by the Sellers.

     5.10 Certain Receipts and Releases.  Sellers shall have delivered to Buyer
          -----------------------------
a receipt and release in form and substance satisfactory to Buyer executed by each of Messrs. H. McClure

Hupman and Mr. Samuel Hupman with respect to the payments referred to in clauses
(ii) and (iii) of Section 1.4(b) hereof.

     5.11 Transition Cooperation Agreement.  Both parties anticipate the need
          --------------------------------
for cooperation during transition after Closing. Upon reasonable notice and subject to schedule constraints, Seller agrees to provide cooperation and transition assistance through Mr. William R. Hupman, Jr. and/or Mr. Don Flowe (provided he is then employed by Mr. William R. Hupman, Jr. or an entity controlled by him) for a period not to exceed twelve (12) weeks after Closing for no more than five (5) hours per week collectively.

     5.12 Cash and Cash Equivalents.  On the Closing Date, the Company shall
          -------------------------
have not less than $2,300,000 in cash and cash equivalents.

                                  ARTICLE VI

                           COVENANTS AND AGREEMENTS

     6.1  Conduct of Business.  Sellers and the Company covenant that, except
          --------------------
for actions specifically contemplated hereby or as consented to in writing by Buyer, from and after the date of this Agreement and until the Closing Date they shall:

          (a) use reasonable efforts consistent with good business judgment to: (i) preserve intact the present business organization of the Company and its Subsidiaries; (ii) keep available the services of employees of the Company and its Subsidiaries; (iii) preserve the present relationships of the Company and its Subsidiaries with entities or persons having business dealings with them; and (iv) operate the Company and its Subsidiaries in the ordinary course consistent with prior practice;

          (b) except as otherwise provided in Section 6.1 of the Disclosure Schedule, not (i) issue or sell any shares of capital stock or other securities of the Company or any of its Subsidiaries or any options, warrants or commitments of any kind with respect thereto; (ii) directly or indirectly purchase, redeem or otherwise acquire or dispose of any shares of capital stock of the Company or any of its Subsidiaries; (iii) declare, set aside or pay any dividend or other distribution or advance on its capital stock or make any other distribution to its stockholders; (iv) borrow or agree to borrow any funds or incur, whether directly or by way of guarantee, any obligation for borrowed money; (v) subject any of the property or assets of the Company or any of its Subsidiaries (real, personal or mixed, tangible or intangible) to any Encumbrance or otherwise permit or allow the sale or other disposition of any material property or assets of the Company or any of its Subsidiaries (real, personal or mixed, tangible or intangible), other than the sale of products in the ordinary course of business consistent with past practice; (vi) make any change in its accounting policies from those applied in the preparation of the 1996 Audited Financial Statements and the May 31, 1997 Internal Financial Statements; (vii) make any capital expenditures not set forth in the budget set forth in Section 6.1 of the Disclosure Schedule, except for capital expenditures not in excess of $10,000 individually or $50,000 in the aggregate; (viii) modify or change in any material respect, or enter into or terminate, any material contract or commitment; (ix) acquire an equity interest in, or the assets of, any other corporation or entity; (x) waive any claims or rights relating to the Company's business, except in the ordinary course of business and consistent with past practice in an amount not to exceed $10,000 in the aggregate; (xi) increase the compensation payable or to become payable to any of the directors, officers or employees of the Company or any of its Subsidiaries or take any action with respect to the grant or payment of any severance or termination pay, or stay bonus or other bonus or incentive arrangement except in the normal course of business consistent with past practice (other than required pursuant to benefit plans and policies in effect on the date of this Agreement) or pay or agree to pay any subscriptions or membership fees or dues for or behalf of any of the directors, officers or employees of the Company or any of its Subsidiaries; (xii) make any material Tax election, other than in the ordinary course of business consistent with past practice or pay any amounts under, or in respect of, any tax sharing agreement or arrangement; (xiii) amend the charter or bylaws of the Company or any of its Subsidiaries; (xiv) enter into any agreements or arrangements with any affiliate; (xv) take any action that would, or that could reasonably be expected to, result in any of the representations or warranties of Sellers or the Company set forth in this Agreement to become untrue; (xvi) enter into agreements with or take any action to file or petition to the NCUC, FCC or any other governmental or regulatory agency without prior discussion with and approval of Buyer or (xvii) agree to do any of the foregoing; and

          (c) maintain the books and records of the Company and its Subsidiaries in accordance with prior practice.

     6.2  Access to Books and Records.  Upon reasonable written notice to
          ---------------------------
Sellers Representative and subject to operational considerations, the Company shall, and shall cause each of its Subsidiaries to, afford to Buyer, and to Buyer's accountants, counsel and other representatives, reasonable access to and permit them to make such inspections of, as they may reasonably require during normal business hours, including all available environmental reviews or audits, for reasonable periods during the period from the date of this Agreement through the Closing, their respective properties, books, contracts, commitments and records. The Company and its Subsidiaries shall furnish or cause to be furnished to Buyer such financial and operating data and other information with respect to the business and properties of the Company and its Subsidiaries, including access to the work papers of the Company's independent auditors, as Buyer may from time to time reasonably request, and Buyer and its representatives shall be entitled, in consultation with the Company, to such access to the representatives, officers and employees of the Company and its Subsidiaries as Buyer may reasonably request. Buyer will hold, and will cause its affiliates, associates and representatives to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement, dated as of July 1, 1997, between Buyer and the Company (the "Confidentiality Agreement"). The Company
                                    -------------------------
shall, and shall cause each of its subsidiaries to, afford to Buyer and Buyer's attorneys and consultants, access to the real property of the Company and its subsidiaries to conduct environmental assessments of said real property. Said environmental assessments may include, without limitation, the collection and analysis of soil samples, subsurface soil samples, surface water samples, groundwater samples, sediment samples, and suspect asbestos-containing building materials. Said environmental assessments may be conducted in phases, at the discretion of the Buyer.

     6.3  Approvals and Consents.  After the execution hereof, each of the
          ----------------------
Company and Sellers, on the one hand, and Buyer, on the other: (a) shall promptly prepare and make any required filings under the regulations of the FCC and the NCUC, as required, and (b) shall use all reasonable efforts to obtain and to cooperate in obtaining any consent, approval, authorization or order of, or in making any registration or filing with, any governmental agency or body required in connection with the execution, delivery or performance of this Agreement. The Company shall be represented in connection with such approvals and consents by its utility counsel, Jerry W. Amos, Amos & Jefferies, LLP, Greensboro, North Carolina and the first $15,000 of costs for such counsel, approvals and consents shall be borne equally by Buyer and Sellers, the balance of such costs to be borne by the Buyer; provided, however, that the Sellers
                                        -------------------
shall bear no such costs hereunder in the event that the Closing does not occur as a result of Buyer's failure to satisfy the conditions set forth in Article IV hereof and each Seller has satisfied the conditions set forth in Article V hereof. The Company and Buyer will furnish to one another such necessary information and reasonable assistance as may be requested in connection with the preparation of necessary filings or submissions under the regulations of the FCC and the NCUC. Sellers and Buyer will supply to one another copies of all correspondence, filings or communications (or memoranda setting forth the substance thereof) between Buyer or Sellers or their respective representatives, on the one hand, and the Federal Trade Commission, the FCC, the NCUC or any other governmental agency or authority or their respective staffs, on the other hand, with respect to this Agreement or the transactions contemplated hereby, other than confidential or proprietary information therein. Sellers and the Company shall use reasonable best efforts to obtain at the earliest practicable date and prior to the Closing all consents, waivers and/or approvals required in connection with the performance of this Agreement and the consummation of the transactions contemplated thereby pursuant to the terms of (i) all Material Contracts and (ii) any other contracts, leases, agreements and understandings to which any of the Company and its Subsidiaries is a party or by which any of their respective assets or operations may be bound, except in the case of this clause (ii) for any consents, waivers and/or approvals the failure to obtain would not impair in any material respect the consummation of the transactions contemplated hereby or the ability of the Company and its Subsidiaries to operate the Business following the Closing. The Sellers and the Company shall also proceed in good faith to obtain prior to the Closing all other consents that may be required in connection with the performance of this Agreement pursuant to the terms of other agreements or instruments of the Company and its Subsidiaries.

     6.4  Further Assurances.  After the Closing, each party hereto shall from
          ------------------
time to time, at the request of the other party and at the cost and expense of the requesting party (including reimbursement of the other party for its reasonable out-of-pocket expenses in connection therewith), execute and deliver or cause to be executed and delivered such other instruments of conveyance and transfer and such other certificates and other documents and take such other actions as such requesting party may reasonably request in order to more effectively consummate the transactions contemplated hereby.

     6.5  Confidentiality Agreement.  The Confidentiality Agreement will survive
          -------------------------
and remain in full force and effect following the Closing or the termination of this Agreement.

     6.6  Tax Matters.  (a) Sellers Indemnification.  Sellers shall be liable
          -----------       --------------------------
for, and shall indemnify and hold Buyer, the Company and their affiliates harmless against, all Taxes (i) imposed on any person (other than the Company or the Subsidiaries) under Treas. Reg. (S) 1. 1502-6 (or any similar provision under state, local or foreign law) (including as a transferee or successor, by contract or otherwise) and (ii) of the Company or the Subsidiaries for any taxable year or taxable period ending on or before the Closing Date due or payable with respect to the income, operations, assets or business of the Company or the Subsidiaries on or before the Closing Date, but only to the extent that the aggregate amount of such Taxes exceeds the amount of Taxes that have been reserved for on the Special Purpose Statement. In order to appropriately apportion any income Taxes relating to any taxable year beginning before (and ending after) the Closing Date, the parties hereto shall apportion such income Taxes to the taxable period ending on or before the Closing Date by a closing of the Company's and Subsidiaries' books, except that exemptions, allowances or deductions that are calculated on a time basis, such as the deduction for depreciation, shall be apportioned on a time basis. In order to appropriately apportion any non-income Taxes relating to any taxable year beginning before (and ending after) the Closing Date, the parties hereto shall apportion such non-income taxes to the taxable period ending on or before the Closing Date as follows: (x) ad valorem Taxes (including, without limitation,
                             ----------
real and personal property Taxes) shall be accrued on a monthly basis over the period for which the Taxes are levied, or if it cannot be determined over what period the Taxes are being levied, over the fiscal period of the relevant taxing authority, in each case irrespective of the lien or assessment date of such Taxes, (y) all Taxes relating to actions outside the ordinary course of business occurring on or prior to the Closing Date shall be apportioned to the period ending on or prior to Closing, and (z) franchise and other privilege taxes not measured by income shall be accrued on a monthly basis over the period to which the privilege relates. Any tax allocation agreement or arrangement between the Company and Sellers or any of their affiliates in effect prior to Closing (other than this Agreement) shall cease to exist as of the Closing Date.

          (b)       Company's Indemnification.  Except as otherwise provided in
                    -------------------------
Section 6.6(a) hereof, the Company and Buyer shall be liable for, and shall indemnify and hold Sellers or any affiliate of Sellers harmless against, any and all Taxes imposed on the Company or the Subsidiaries relating to any taxable year ending after the Closing Date.

          (c)       Refunds or Credits.  The Company shall promptly pay to
                    ------------------
Sellers any refunds or credits of Taxes for which the Sellers may be liable under Section 6.6(a) hereof; provided, however, that the Company shall not be required to pay to Sellers any refunds or credits not actually received. Upon the reasonable request of Sellers, the Company shall prepare and file, or cause to be prepared and filed, all claims for refunds relating to such Taxes; provided, however, that the Company shall not be required to file such claims for refund to the extent such claims for refund would have a material adverse effect on the Company and its Subsidiaries in future periods or to the extent the claims for refund relates to a carryback of an item. The Company shall be entitled to all other refunds or credits of Taxes.

          (d)       Mutual Cooperation.  As soon as practicable, but in any
                    ------------------
event within 15 days after either Sellers' or Buyer's request, as the case may be, Buyer shall deliver to Sellers or Sellers shall deliver to Buyer, as the case may be, such information and other data relating to the Tax Returns and Taxes of the Company and the Subsidiaries and shall provide such other assistance as may reasonably be requested, to cause the completion and filing of all Tax Returns or to respond to audits by any taxing authorities with respect to any Tax Returns or taxable periods or to otherwise enable Sellers, Buyer or the Company to satisfy their accounting or tax requirements. For a period of five years from and after the Closing, Buyer shall, and shall cause the Company to, maintain and make available to Seller, on Seller's reasonable request, copies of any and all information, books and records referred to in this Section 6.6(d). After such five-year period, Buyer or the Company may dispose of such information, books and records, provided that prior to such disposition Buyer shall give Sellers the opportunity to take possession of such information, books and records. The Company shall be responsible for preparing and filing the 1997 tax return, provided that, prior to filing the 1997 tax return, William R. Hupman, Jr. and or his advisors shall be provided ten (10) business days to review said return and all back-up information, and, in the event of questions or disagreement as to information on the return the parties agree to cooperate to resolve such questions or disagreements. If a resolution cannot be reached, then the provisions of Section 6.6(f) below shall apply.

          (e)       Contests.  Whenever any taxing authority asserts a claim,
                    --------
makes an assessment, or otherwise disputes the amount of Taxes for which Sellers are or may be liable under this Agreement, Buyer shall, if informed of such an assertion, promptly inform Sellers, and Sellers shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which Sellers are liable under this Agreement. Whenever any taxing authority asserts a claim, makes an assessment or otherwise disputes the amount of Taxes for which Buyer is liable under this Agreement, Sellers shall, if informed of such an assertion, promptly inform Buyer, and Buyer shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute, except to the extent such proceedings affect the amount of Taxes for which Sellers are liable under this Agreement.

          (f)       Resolution of Disagreements Between Sellers and Buyer.  If
                    -----------------------------------------------------
Sellers and Buyer disagree as to the amount of Taxes for which Sellers or Buyer may be liable under this Agreement, Sellers and Buyer shall promptly consult each other in an effort to resolve such dispute. If any such point of disagreement cannot be resolved within thirty (30) days of the date of consultation, Sellers and Buyer shall within ten (10) days after such 60-day period jointly select a nationally recognized independent public accounting firm mutually agreed upon by the parties hereto which has not, except pursuant to this Section 6.6(f), performed any services since January 1, 1992, for either Sellers or Buyer or their respective subsidiaries, to act as an arbitrator to resolve, within thirty (30) days after their selection, all points of disagreement concerning tax matters with respect to this Agreement and presented to such accounting firm at the time of its selection. If the parties cannot agree on the selection of an accounting firm within such ten-day period, within two business days after such ten-day period the parties shall petition the Chief Judge of the United States District Court for the Middle District of North Carolina to select such accounting firm. The cost of any such independent public accounting firm shall be paid equally by the parties.

          (g)       Survival of Obligations.  The obligations of the parties
                    -----------------------
set forth in this Section 6.6 shall be unconditional and absolute, and shall remain in effect without limitation as to time or amount of recovery.

     6.7  Employee Matters.
          ----------------

          (a) A schedule shall be delivered to Buyer by the Company prior to the Closing Date, setting forth the name and position of each person employed (excluding those employees listed in Section 6.7 of the Disclosure Schedule) on a full-time or part-time basis by the Company and/or its Subsidiaries and the aggregate compensation (including salary, bonuses and commissions) paid to each such person for the period commencing January 1, 1997, and ending with the pay period not more than 30 days prior to the Closing Date, together with the date of most recent commencement of service of each such person and the accrued holiday, vacation, sick leave, long-service entitlement (if any) of each such person and permitted time off due as compensation for additional time worked by each person .

          (b) Subject to the obligations under Section 6.1 (a), none of the Sellers nor Company will take any action to solicit for employment outside the Company or its subsidiaries other than those individuals set forth in
Section 6.7 of the Disclosure Schedule.

     6.8  WARN Act.  Buyer and Sellers agree that for purposes of the United
          --------
States Worker Adjustment and Retraining Notification Act (the "WARN Act"), the
                                                               --------
Closing Date shall be the "effective date" as such term is used in the WARN Act. Buyer acknowledges and represents that it has no present intent to effectuate a "mass layoff" or "plant closing" with respect to the Company as defined in the WARN Act. Buyer agrees that from and after the Closing Date the Company shall be responsible for any notification required under the WARN Act with respect to the Company and the Company and Buyer shall indemnify the Sellers and hold the Sellers harmless from and against all fines and other payments which may become due under the WARN Act with respect to the Company.

     6.9  Employee Benefits.  Immediately after the Closing, the Company shall
          -----------------
have the same responsibilities and rights with respect to any employee benefit plan or labor contract, plan, program, agreement, policy or arrangement including any employment agreement, severance agreement, option agreement or collective bargaining agreement in effect and disclosed to Buyer on the date hereof as the Company had prior to the Closing.

     6.10 Supplements to Disclosure Schedule.  From time to time prior to the
          ----------------------------------
Closing, Sellers, the Company and Buyer will promptly supplement or amend the sections of the Disclosure Schedule relating to their respective representations and warranties in this Agreement with respect to any material matter, condition or occurrence hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in their respective sections of the Disclosure Schedule. Except with respect to a supplement or amendment not objected to in writing by Sellers, the Company or Buyer within ten business days after receipt thereof, no supplement or amendment by Sellers, the Company or Buyer shall have any effect for the purpose of (i) determining satisfaction by Sellers of the conditions set forth in

Sections 4.1 and 4.2 hereof or (ii) determining satisfaction by Buyer of the conditions set forth in Sections 5.1 and 5.2 hereof.

     6.11 Covenant to Satisfy Conditions.  Each party agrees to use all
          ------------------------------
reasonable efforts to insure that the conditions set forth in Article IV and
Article V hereof are satisfied, insofar as such matters are within the control of such party.

     6.12 Director and Officer Liability and Indemnification.  For a period of
          --------------------------------------------------
five years after the Closing, Buyer shall not permit the Company to amend, repeal or modify any provision in its charter or bylaws relating to the exculpation or indemnification of former officers and directors (unless required by law), it being the intent of the parties that the officers and directors of the Company prior to the Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under applicable law. Notwithstanding the foregoing, the provisions of this Section 6.12 may not be relied upon by Sellers to avoid liability in connection with any indemnification claim made by a Buyer Indemnified Party (as defined herein) pursuant to Section 8.1 of this Agreement.

     6.13 Financing.  The Company and Sellers acknowledge that Buyer desires to
          ---------
obtain outside financing in connection with the transactions contemplated hereby. It is agreed and understood by the Buyer that the financing contemplated hereby is not a condition precedent to Closing. In connection therewith, the Company and its officers and appropriate employees will provide reasonable cooperation in connection with the arrangement of the financing contemplated hereby (the "Financing") as may be reasonably requested by Buyer, including the
             ---------
execution of such certificates and other documents and the provision of such legal opinions as the tender in the Financing shall require as a condition for consummation of the Financing. Buyer hereby agrees to use its reasonable best efforts (i) in the negotiation of definitive agreements with lenders and (ii) to satisfy all conditions applicable to Buyer in such definitive agreements to the extent that the satisfaction of such conditions are within the control of Buyer. Buyer will keep the Company informed of the status of its efforts to arrange the Financing, including making reports to Sellers with respect to significant developments.

     6.14 Affiliated Transactions.  Except as set forth in Section 6.14 of the
          -----------------------
Disclosure Schedule, prior to or concurrently with the Closing, all contracts, arrangements or obligations between the Company or any of its Subsidiaries, on the one hand, and Sellers or any of their affiliates, on the other hand, shall be terminated without the payment of any monies by the Company or its Subsidiaries.

     6.15 Financial Statements and Reports.  As promptly as practicable, the
          --------------------------------
Company shall provide to Buyer true and complete copies of the Company's monthly unaudited consolidated balance sheets and consolidated statements of income, stockholders' equity and cash flows, together with the notes thereto, if any (the "Interim Financial Statements"). The Interim Financial Statements shall be
      ----------------------------
prepared on a basis consistent with the May 31, 1997 Internal Financial Statements and shall fairly present the financial position and results of operations of the Company as of the dates and for the periods set forth in such Interim Financial Statements. As promptly as practicable, the Company shall deliver to Buyer true and complete copies of such other regularly prepared financial statements, reports and analyses as may be prepared by the Company and delivered to the Company's existing lenders under its credit facilities.

     6.16 Disclosure.  Sellers and the Company shall promptly notify Buyer of,
          ----------
and furnish Buyer with any information Buyer may reasonably request with respect to the occurrence, to the best knowledge of Sellers and the Company, of any event or condition or the existence of any fact that would cause any of the conditions to Buyer's obligations to consummate the transactions contemplated by this Agreement not to be fulfilled. Buyer shall promptly notify Sellers of, and furnish Sellers with any information the Sellers may reasonably request with respect to the occurrence, to the best knowledge of Buyer, of any event or condition or the existence of any fact that would cause any of the conditions to Sellers' obligations to consummate the transactions contemplated by this Agreement not to be fulfilled.

                                  ARTICLE VII

                                  TERMINATION

     7.1  Termination.  This Agreement may be terminated and abandoned at any
          -----------
time prior to Closing:

          (a)  by the mutual consent of Sellers and Buyer;

          (b) by written notice by Sellers delivered to Buyer no later than October 6, 1997, in the event that the redacted copy of the commitment letter referred to in Section 6.13 hereof is not provided to Sellers on or prior to October 1, 1997;

          (c) by either Sellers or Buyer in the event the Closing has not occurred by January 31, 1998 (the "Cutoff Date"), unless the failure of such
                                   -----------
consummation shall be due to the failure of the party seeking to terminate this Agreement to comply in all material respects with the agreements and covenants contained herein to be performed by such party on or before the Cutoff Date; or

          (d) by either Sellers or Buyer in the event any court of competent jurisdiction in the United States or other federal, state or local governmental body shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable.

     7.2  Effect of Termination.  In the event of any termination of this
          ---------------------
Agreement, neither party to this Agreement will have any liability to the other, except for (i) any breach of any provisions of this Agreement and (ii) obligations arising out of the Confidentiality Agreement.

                                 ARTICLE VIII

                                INDEMNIFICATION

     8.1  Indemnification by Sellers.  Sellers jointly and severally (including
          --------------------------
their successors and assigns) agree to indemnify promptly Buyer, its successors and assigns, and any officer, director, employee or affiliate of Buyer (collectively, the "Buyer Parties") against and hold the Buyer Parties harmless
                    -------------
from and in respect of any and all assessments, liens, losses, claims, damages, fines, penalties, judgments, settlements, liabilities, costs, reasonable expenses (including, without limitation, expenses of investigation and defense fees and disbursements of counsel and other professionals) and any other obligations of any nature whatsoever (collectively the "Losses") which may be
                                                        ------
incurred by any of the Buyer Parties directly or indirectly by virtue of or resulting from the breach of (i) any covenant or agreement made by the Company or Sellers in this Agreement, (ii) any of the representations and warranties contained in Sections 2.2, 2.3, 2.10, and 2.11 hereof (which are the only representations and warranties of the Company or Sellers which survive the Closing) and (iii) agreements to which the Company or any Subsidiary is a party, including indemnification agreements, which were not provided to Buyer; provided, however, that the provisions of this Article VIII shall not apply to
-------- --------
the covenants and agreements contained in Section 6.6 hereof, which shall be controlled by the terms therein; provided, further, that indemnification for
                                 --------  -------
breaches of the representations and warranties listed in clause (ii) of this
Section 8.1 shall not be available except with respect to claims of breaches made thereunder by any Buyer Party prior to the 18 month anniversary of the Closing Date, except that indemnification for breaches of the representations and warranties contained in Sections 2.10 and 2.11 herein shall survive until 30 days following the expiration of the relevant statute of limitations (including extensions thereof).

     8.2  Indemnification by Buyer.  Buyer (including its successors and
          ------------------------
assigns) agrees to indemnify promptly Sellers, their successors and assigns, and any affiliate of any of Sellers (collectively the "Seller Parties") against arid
                                                   --------------
hold the Seller Parties harmless from and in respect of any and all Losses which may be incurred by any of the Seller Parties directly or indirectly by virtue of or resulting from the breach of any covenant or agreement of Buyer in this Agreement; provided, however, that the provisions of this Article VIII shall not
                     -------
apply to the covenants and agreements contained in Section 6.6 hereof, which shall be controlled by the terms therein.

     8.3  Notification of Claims.  (a) A party entitled to be indemnified
          ----------------------
pursuant to Section 8.1 or 8.2 hereof (the "Indemnified Party") shall notify the
                                            -----------------
party liable for such indemnification (the "Indemnifying Party") in writing of
                                            ------------------
any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement. Such notice must be given, in the case of a third-party claim, within thirty (30) days after actual receipt by the Indemnified Party of written notice of the third-party claim; provided, however, that the Indemnified Party shall in any event give
       --------  -------
written notice to the Indemnifying Party within such reasonable period of time as shall be necessary to allow the Indemnifying Party to respond to any judicial pleading or other document for which a timely response is required.

          (b) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to Section 8.3(a) hereof, and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party which the Indemnifying Party acknowledges is a claim or demand for which it must indemnify or hold harmless the Indemnified Party under Section 8.1 or 8.2 hereof, the Indemnifying Party shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party, the parties acknowledging that the respective counsel in this transaction are, and will be, acceptable. The Indemnified Party shall have the right to cooperate in the defense of any such claim or demand at its own expense. The Indemnifying Party shall notify the Indemnified Party in writing, within 30 days after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under Section 8.3(a) hereof, of its election to defend in good faith any such third-party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand. The Indemnified Party shall make available to the Indemnifying Party or its agents all records and other materials in the Indemnified Party's possession reasonably required by it for its use in contesting any third-party claim or demand. If the Indemnifying Party does not assume the defense of a third-party claim or demand, the Indemnified Party shall defend such claim or demand and the Indemnifying Party shall have the right to participate in such defense. The Indemnified Party shall not, in such defense, settle or compromise such claim or demand, except with the written consent of the Indemnifying Party.

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1  Termination of Representations and Warranties.  Except as set forth in
          ---------------------------------------------
Section 8.1 hereof, the respective representations and warranties of the Company, Sellers and Buyer contained herein or in any certificates or other documents delivered prior to or at the Closing shall expire with and be terminated and extinguished as of the Closing, and thereafter neither Sellers nor Buyer nor any officer, director or principal thereof shall be under any liability whatsoever with respect to any such representation or warranty.

     9.2  Fees and Expenses.  All of the parties shall bear their own expenses
          -----------------
in connection with the negotiation and consummation of the transactions contemplated by this Agreement. If any of the parties has retained a broker or finder in connection with the transactions contemplated herein, such party shall bear the fees and expenses of such broker or finder; provided,_that Sellers
                                                     --------
shall be solely responsible for the fees and expenses of any broker or finder employed by or on behalf of Sellers, the Company or any of its Subsidiaries.

     9.3  Governing Law.  This Agreement shall be construed under and governed
          -------------
by the laws of the State of North Carolina without regard to the conflicts-of-laws provisions thereof, and the parties hereto agree that exclusive jurisdiction and venue for all disputes between or among them arising out of or connected with the Agreement or the transactions contemplated hereby, and whether arising in contract, tort, equity or otherwise shall be the State or Federal Courts located in Raleigh, North Carolina.

     9.4  Amendment.  This Agreement may not be amended, modified or
          ---------
supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

     9.5  No Assignment.  Neither this Agreement nor any of the rights,
          -------------
interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties; provided, that Buyer may assign
                                                --------
its rights and obligations hereunder to an affiliate of Buyer without the consent of any other party.

     9.6  Waiver.  Any of the terms or conditions of this Agreement which may be
          ------
lawfully waived may be waived in writing at any time by the party which is entitled to the benefits thereof. Any waiver of any of the provisions of this Agreement by any party hereto shall be binding only if set forth in an instrument in writing signed on behalf of such party. No failure to enforce any provision of this Agreement shall be deemed to or shall constitute a waiver of such provision, and no waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver.

     9.7  Notices.  All notices, requests, claims, demands and other
          -------
communications hereunder shall be in writing and shall be given by hand, overnight delivery service, delivery, telex, telecopier or mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

     If to Buyer:

     Madison River Telephone Company, LLC
     6330 Quadrangle Drive, Suite 325
     Chapel Hill, North Carolina 27514
     Attention: Chairman and Chief Executive
     (919) 402-0151 (telecopier)
     (919) 493-7030 (telephone)

     with copies to:

     Madison River Telephone Company, LLC
     6330 Quadrangle Drive, Suite 325
     Chapel Hill, North Carolina 27514
     Attention: Managing Director Finance and General Counsel
     (919) 402-0151 (telecopier)
     (919) 493-7030 (telephone)

     and

     Gary P. Cullen, Esq.
     Skadden, Arps, Slate, Meagher & Flom (Illinois)
     333 West Wacker Drive
     Chicago, Illinois 60606

     (312) 407-0411 (telecopier)
     (312) 407-0680 (telephone)

     If to Sellers:

     Mr. William R. Hupman, Jr.
     P.O. Box 8
     Mebane, NC 27301

     or

     Mr. William R. Hupman, Jr.
     114 W. Center Street
     Mebane, NC 27302
     (919) 563-9773 (telecopier)
     (919) 563-3333 (telephone)

     with a copy to:

     Thomas J. Wilson, Esq.
     Wilson & Waller, P.A.
     4600 Marriott Drive, Suite 400
     P.O. Box 31447
     Raleigh, NC 27622
     (919) 787-7710 (telecopier)
     (919) 787-7711 (telephone)

or to such other address as any party hereto may, from time to time, designate in a written notice given in like manner.

     Notices shall be deemed given, in the case of hand delivery, upon receipt, in the case of overnight delivery service, on the second business day after delivery to a recognized overnight delivery service, in the case of telex and telecopy, upon telephonic confirmation of transmission and, in the case of mail, upon the fifth business day after deposit with the U.S. mail.

     9.8  Complete Agreement.  This Agreement, the Disclosure Schedule, the
          ------------------
Confidentiality Agreement and the other documents and writings referred to herein or delivered pursuant hereto contain the entire understanding of the parties with respect to its subject matter. There are no restrictions, agreements, promises, warranties, covenants or undertakings other than those expressly set forth in such documents between the Company and Buyer with respect to the subject matter of this Agreement. Except for the Confidentiality Agreement, which shall remain in full force and effect, this Agreement supersedes all prior agreements and understandings, both written and oral, between the parties with respect to this subject matter. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.

     9.9  Counterparts.  This Agreement may be executed in one or more
          ------------
counterparts all of which shall be considered one and the same agreement and each of which shall be deemed an original.

     9.10 Publicity.  No publication and/or press release of any nature shall be
          ---------
issued pertaining to this Agreement or the transactions contemplated hereby (a) until Mr. William R. Hupman, Jr. has been provided an opportunity to address the employees of the Company with respect to this Agreement and the transactions contemplated hereby and (b) without the prior consent of the parties hereto (which shall not be unreasonably withheld), except, in either case, as may be required by applicable law.

     9.11 Headings.  The headings contained in this Agreement are for reference
          --------
only and shall not affect in any way the meaning or interpretation of this Agreement.

     9.12 Severability.  Any provision of this Agreement which is invalid,
          ------------
illegal or unenforceable in any jurisdiction shall, as to that Jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability, without affecting in any way the remaining provisions hereof in such jurisdiction or rendering that or any other provision of this Agreement invalid, illegal or unenforceable in any other jurisdiction.

     9.13 Arbitration.  Any dispute arising out of or relating to this Agreement
          -----------
or the breach or validity hereof shall be finally settled and exclusively resolved by arbitration in the Raleigh-Durham, North Carolina Metropolitan Statistical Area, by three arbitrators, one of whom shall be appointed by the Buyer, one of whom shall be appointed by the Seller and the third of whom shall be appointed by the first two arbitrators so chosen. If either the Buyer or the Seller fails to appoint an arbitrator within twenty (20) days of a request in writing by the other to do so, or if the first two arbitrators cannot agree on the appointment of a third arbitrator within twenty (20) days after the second arbitrator is designated, then such arbitrator shall be appointed by the Chief Judge of the United States District Court located in the city of Raleigh, North Carolina or by the American Arbitration Association. Following the selection of arbitrators as set forth above, the arbitration shall be conducted promptly and expeditiously and in accordance with the rules of the American Arbitration Association so as to enable the arbitrators to render an award within ninety
(90) days after the three arbitrators have been appointed. The arbitrators shall not be empowered to award punitive damages or other damages in excess of a party's actual damages, and each party hereby irrevocably waives any damages in excess of actual damages. The arbitrators shall award the prevailing party interest for the period from the date that the loss or damage occurred to the date of payment to the prevailing party. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction therefor. Each party shall bear the expenses of the arbitrator it selects and shall jointly and equally share with the other expenses for the third arbitrator and the arbitration proceeding, including without limitation, any expenses of the arbitrators, but excluding legal, expert, accountant and other professional fees of the other side.

     IN WITNESS WHEREOF, Buyer, Seller and the Company have executed or caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.



                         MEBCOM COMMUNICATIONS, INC.


                            WILLIAM R. HUPMAN, JR
                          -----------------------------------
                         By:  William R. Hupman
                              -------------------------------
                         Title:  President
                                 ----------------------------



                         MADISON RIVER TELEPHONE COMPANY, LLC


                            J. STEPHEN VANDERWOUDE
                          -----------------------------------
                         By:  J. Stephen Vanderwoude
                              -------------------------------
                         Title:______________________________



                         SELLERS:


                            WILLIAM R. HUPMAN, JR.
                          -----------------------------------
                         William R. Hupman, Jr.


                            ROBERT L. WILSON
                          -----------------------------------
                         Robert L. Wilson, Trustee
                         U/T/A dated 12/31/92 fbo
                         William R. Hupman, III


                            ROBERT L. WILSON
                          -----------------------------------
                         Robert L. Wilson, Trustee
                         U/T/A dated 12/31/92 fbo
                         Samuel McClure Hupman, III


                            ROBERT L. WILSON
                          -----------------------------------
                         Robert L. Wilson, Trustee
                         U/T/A dated 12/31/92 fbo

                         Matthew Hart Hupman


                            ROBERT L. WILSON
                          -----------------------------------
                         Robert L. Wilson, Trustee
                         U/T/A dated 12/31/92 fbo
                         Caitlyn Crosby Hupman


                            ROBERT L. WILSON
                          -----------------------------------
                         Robert L. Wilson, Trustee
                         U/T/A dated 12/31/92 fbo
                         Jennifer Caroline Elizabeth Hupman


                            MARY M. HUPMAN
                          -----------------------------------
                         Mary M. Hupman, Custodian for
                         William R. Hupman, III under UGTMA

                            MARY M. HUPMAN
                          -----------------------------------
                         Mary M. Hupman, Custodian for
                         Samuel McClure Hupman, III under UGTMA


                            MARY M. HUPMAN
                          -----------------------------------
                         Mary M. Hupman, Custodian for
                         Matthew Hart Hupman under UGTMA


                            MARY M. HUPMAN
                          -----------------------------------
                         Mary M. Hupman, Custodian for
                         Caitlyn Crosby Hupman under UGTMA


                            MARY M. HUPMAN
                          -----------------------------------
                         Mary M. Hupman, Custodian for
                         Jennifer Caroline Elizabeth Hupman under UGTMA